UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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(RULE 14a-101)

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Integrated Silicon Solution, Inc.

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Uphill Investment Co. Merger Proposal Special Meeting of Stockholders June 19, 2015

ISSI INTEGRATED SILICON SOLUTION, INC.
ADVANCED MEMORY SOLUTIONS
QUALITY, SERVICE, AND SUPPORT

Forward Looking Statements
This presentation and our related comments contain forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995.
Among other things, statements concerning the expected closing date of the acquisition and the timing and outcome of the CFIUS process and the Taiwan restructuring process are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated.
Such risks and uncertainties include obtaining stockholder approval of the transaction, the timing and ability to complete the restructuring of our operations in Taiwan, the satisfaction of the other closing conditions in the definitive agreement
(including regulatory approvals), the outcome of any existing or future litigation involving the acquisition transaction or other risks listed from time to time in our filings with the Securities and Exchange Commission (SEC), including our Form 10-K for the fiscal year ended September
30, 2014 and Form 10-Q for the quarter ended March 31, 2015. We assume no obligation to update or revise the forward-looking statements in this presentation because of new information, future events, or otherwise.
Additional Information and Where to Find It
In connection with our pending acquisition by Uphill, we filed with the SEC a Schedule 14A containing a Proxy Statement and other relevant materials. The Proxy Statement was mailed on or about April 30, 2015 to ISSI's stockholders of record as
of
April
20,
2015.
An
amendment
to
the
proxy
materials
was
filed
with
the
SEC
on
June
5,
2015.
Stockholders
may
obtain, free of charge, copies of the definitive proxy statement, the amendment to the definitive proxy statement and any other documents filed by ISSI with the SEC in connection with the Special Meeting of Stockholders at the SEC's website
(http://www.sec.gov),
at
ISSI's
website
(http://www.issi.com)
or
by
writing
to
Investor
Relations,
Integrated
Silicon
Solution,
Inc., 1623 Buckeye Drive, Milpitas, CA 95035.

Legal Notices

The ISSI board of directors unanimously recommends that
the stockholders approve the Uphill Investment Co. Merger
Agreement and related matters.
The ISSI board of directors determined that the most recent
Cypress offer was not a Superior Proposal since the per
share price was $0.75 lower than Uphill.

Board Recommendation

ISSI Integrated Silicon Solution, Inc.
Advanced Memory Solutions
Quality, Service, and Support

Company A offer
$18.19
Uphill initial deal
$19.25
Cypress initial offer
$19.75
Uphill revised deal
$20.00
Cypress revised offer
$20.25
Uphill revised deal
$21.00
Increase of $2.81 per share

Results of ISSI Board Process

Key Parties Background of Acquisition Discussions Comparison of Acquisition Terms CFIUS Regulatory Approval Taiwan Regulatory Approval Summary ISSI Board Recommendation 5 Contents

Key Parties

ISSI
INTEGRATED SILICON SOLUTION, INC.
ADVANCED MEMORY SOLUTIONS
QUALITY, SERVICE, AND SUPPORT

•
High quality specialty memory, flash and analog
mixed signal products
•
Founded in 1988, IPO in 1995
•
Headquarters: Milpitas, CA
•
Solid growth: 2009-2014 revenue CAGR 16.4%
•
Business model similar to a broad line fabless
analog company
Corporate Facts
•
2Q’15 revenue of $80.1M
•
Automotive revenue +6.7% over prior year
•
35.0% gross margin in FQ2’15
•
$135.6M cash and investments
•
$0.06 per share quarterly dividend
Financial Highlights at March 31
•
SRAM–
Synch, asynch, high performance, legacy,
QUAD and DDR
•
DRAM
-
Low to high density DRAM, SDRAM, DDR,
DDR2, DDR3 for specific applications
•
NOR Flash
–
industry standard NOR Flash products
and embedded non-volatile solutions
•
Analog
-
Audio power amplifiers, sensors and LED
drivers for backlighting and display
•
Automotive
•
Industrial
•
Communications
•
Specialty Consumer
Diverse Products
Growing End Markets

ISSI Overview

ISSI Integrated Silicon Solution, Inc.
Advanced Memory Solutions
Quality, Service, and Support

A Consortium of primarily Chinese investors, including:
Summitview
Capital (Pujiang)
is an investment fund managed by Summitview
Capital.
Summitview
Capital is a venture capital and private equity firm focusing on the semiconductor industry in China.
eTown
MemTek
Ltd.
is a company engaged in the business of development and sale of integrated circuit products and related components. The equity holders of eTown are
Beijing E-Town International Investment
& Development Co., Ltd. and GigaDevice
Capital Ltd. Beijing E-Town is an investment firm with headquarters in Beijing.
GigaDevice
Capital Ltd. is a subsidiary of GigaDevice
Semiconductor (Beijing) Inc., a
semiconductor memory company in China.
Beijing Integrated Circuit Design and Test Fund
is a private equity fund managed by
Hua Capital Management Ltd. Hua Capital was established by Tsinghua Holding Sino
King Capital, China Fortune-Tech Capital Co., Ltd. and a team of investors in the semiconductor industry.
Huaqing
Jiye
Investment Management Co., Ltd.
is a Beijing-based investment
company focusing on capital investment management and consulting. In the past 10 years,
the company
has invested in more than 50 high-tech start-ups and several private equity funds.
Uphill Overview

Background of Acquisition Discussions

ISSI Integrated Silicon Solution, Inc.
Advanced Memory Solutions
Quality, Service, and Support

Dec 2014
–
Jan
2015
Oppenheimer contacted 22 potential acquirers. Three signed non-disclosure agreements, conducted due diligence and met with ISSI.
Jan 2015
Conducted
due
diligence
with
Company
A
(a
strategic
buyer);
determined
unwilling
to
acquire
at
proposed
price
of
$18.19 per share
Feb –
Mar 2015
Entered non-disclosure agreement with Uphill and conducted due diligence and negotiations.
March 12, 2015
Merger
Agreement
with
Uphill
executed
at
$19.25
per
share
with
expected
closing
date
in
third
calendar
quarter
of
2015.
March 12, 2015
Cypress
announces
completed
Spansion
acquisition.
May 5, 2015
Cypress and GSI Technologies settle SRAM antitrust litigation under confidential terms.
May 13, 2015
ISSI received unsolicited non-binding proposal from Cypress to acquire ISSI for $19.75 per share in cash.
May 19, 2015
Confidentiality
Agreement
with
Cypress
signed.
Due
diligence
begins
with
eight
meetings
and
conference
calls
held
between
ISSI
and
Cypress
management
within
10
days.
May 28, 2015
Uphill proposed increase in purchase price from $19.25 per share to $20.00 per share and Merger Agreement
Amendment signed on May 29, 2015.
May 29, 2015
ISSI received revised unsolicited non-binding proposal from Cypress to acquire ISSI for $20.25 per share in cash.
Due diligence continued with 6 additional meetings and conference calls, for a total of 14 meetings and conference calls held within 17 days of signing the confidentiality agreement on May 19, 2015, and a total of 83 Cypress employees
and
advisors
with
access
to
the
data
room
containing
1,953
documents
and
45,790
pages
of
information.
June 8, 2015
ISSI announced that agreement could not be reached with Cypress on antitrust issues.
June 10, 2015
After
further
negotiating
antitrust
provisions,
ISSI
agrees
to
merger
terms
with
Cypress
at
$20.25
per
share
which
commences Uphill match period of 4 days.
June
11, 2015
Uphill proposed increase in purchase price from $20.00 per share to $21.00 per share and Merger Agreement
Amendment signed on June 11, 2015.

Background of Acquisition Discussions

Comparison of Acquisition Terms

Uphill Agreement
–
$21.00 per share of common stock (all cash)
–
Signed commitment letter from ICBC
–
Merger is not conditioned on availability of financing
–
If financing is unavailable, ISSI may terminate the Merger Agreement and collect a
$19 million reverse termination fee.
Cypress Proposal
–
$20.25 per share of common stock (all cash)
–
Signed commitment letter from Barclays Bank PLC
–
Merger is not conditioned on availability of financing
–
If debt financing is unavailable, there is no reverse termination fee; ISSI may obtain specific performance to force Cypress to close, but this could be challenging to enforce.

Proposed Acquisition Terms

Uphill Agreement
–
Expected to close in third calendar quarter 2015 (with specific timing subject to
CFIUS and Taiwan approvals)
Cypress Proposal
–
Expected to close 6-9 months following signing a merger agreement (e.g. March
2016 closing ) due to highly likely “second request” by the FTC/DOJ
–
Thus, expected real value of the Cypress proposal is less than its stated price.

Timing of Closing

ISSI INTEGRATED SILICON SOLUTION, INC.
ADVANCED MEMORY SOLUTIONS
QUALITY, SERVICE, AND SUPPORT

Uphill Agreement
–
Closing conditions include CFIUS regulatory approval and Taiwan approval.  We believe
there
is
low
risk
of
non-approvals
and
that
approvals
should
be
received
within a few months.
Cypress Proposal
–
Cypress has agreed to use its reasonable best efforts and take all reasonable actions to obtain antitrust approvals, including fully divesting all of ISSI’s SRAM business,
if
required.
As
such,
we
believe
there
would
be
low
risk
of
antitrust
issues preventing the closing after the second request.
Consistent with its fiduciary duties, ISSI’s Board of Directors is seeking the highest price for its stockholders.
ISSI’s Board must also evaluate the closing risks of any
proposed transaction to assure that it can successfully close in order to deliver value to stockholders.

Regulatory Summary

Relevant to Uphill: CFIUS Regulatory Approval

The Committee on Foreign Investment in the United States (“CFIUS”) is a U.S.
Government inter-agency committee with authority to review transactions involving control over a U.S. business by a foreign person.
The scope of review is for potential national security implications arising from the foreign control.
Submission of a Notice to CFIUS is voluntary, but CFIUS has the authority to initiate an investigation if no Notice is filed.
CFIUS may determine that there are no national security concerns with the transaction, may impose mitigation terms to resolve any national security concerns with the covered transaction, or may send a report to the President recommending that the transaction be suspended or prohibited.

CFIUS Regulatory Filings

There are up to four stages of CFIUS Review
–
1 to 2 week pre-filing consultation period,
–
followed by a 30 initial review period,
–
followed by a 45 day investigation period, and
–
then a potential 15 day review by the President
CFIUS clearance generally takes up to 75 days after formal acceptance for transactions comparable to the ISSI –
Uphill Transaction
Key issues for CFIUS review include:
–
a U.S. Target’s amount of U.S. government business, both direct and indirect
–
the export control classification of the Target’s products and technologies

CFIUS Process

ISSI Integrated Silicon Solution, Inc.
Advanced Memory Solutions
Quality, Service, and Support

ISSI’s U.S. Government Business is minimal
–
ISSI has no contracts, classified or unclassified, with any U.S. government agency
–
ISSI does not have any direct military sales
–
ISSI does not customize its products for military or any other end-use
ISSI has customers that sell to the U.S. Government and defense contractors
–
These sales are a very small percentage of ISSI’s business and represent less than
0.5% ($1 million) of ISSI’s annual sales
Export control classification of  ISSI’s products and technologies
–
ISSI products are standard off-the-shelf commercial products
–
The products and underlying technologies can be exported to all countries (other than those subject to U.S. sanctions) without any export licensing requirements or controls
Key markets are: automotive (safety features, digital audio and entertainment), mobile communications,  industrial (power management, programmable logic devices, point of sale terminals), and digital consumer markets
–
Approximately 88% of ISSI’s revenues are from foreign sales
–
All ISSI’s products are manufactured in Asia

Key Factors for CFIUS

On May 19, ISSI and Uphill voluntarily submitted a draft of the proposed Joint
Voluntary Notice to CFIUS
Consistent with CFIUS practice, counsel for parties had a call with CFIUS on May 26 to discuss the proposed Notice and CFIUS sent follow-up questions to parties
On June 11, the formal Joint Voluntary Notice was submitted to CFIUS
–
CFIUS will notify the parties of formal acceptance of the filing commencing the initial 30 review
–
Delays after acceptance only likely if changes to deal and CFIUS requires parties to withdraw and refile

CFIUS Status

ISSI INTEGRATED SILICON SOLUTION, INC.
ADVANCED MEMORY SOLUTIONS
QUALITY, SERVICE, AND SUPPORT

The parties are confident that CFIUS will clear the acquisition of ISSI by Uphill in a timely manner
The parties strongly believe that the Transaction does not raise national security concerns
If CFIUS imposes mitigation measures to address any potential national security concerns, it should not be a material issue:
–
The Merger Agreement obligates the buyer to consent to CFIUS mitigation, including mitigation requiring the termination and/or cancellation of ISSI contracts, products and/or assets, etc. that are responsible for revenue of up to $5 million
We believe there is a high level of certainty
of obtaining CFIUS approval and almost
no risk of CFIUS preventing closing of the
merger after any requested remediation.

CFIUS Conclusion

Relevant to Uphill: Taiwan Regulatory Approval

ISSI has four legal entities in Taiwan that engage in a variety of business activities, including R&D, sales, marketing, customer and supplier technical support, operations/logistics, and administration.
Under Taiwan’s PRC Investment Rules, a PRC investor can only directly or indirectly invest in or control a Taiwanese company doing business under specific business codes (“Positive List”).
Business activities such as R&D and manufacturing are not on the Positive List and, therefore, those business activities cannot be controlled by a PRC investor.

Background

ISSI and Uphill performed extensive legal and operational analysis prior to executing the Merger Agreement to ensure that, after legal entity restructuring, the transaction would comply with Taiwan’s PRC Investment Rules.
Under the Merger Agreement, ISSI and Uphill agreed to fully cooperate on the legal entity restructuring, and the closing is subject to obtaining approval from the
Taiwan Investment Commission.
Once the Merger Agreement was executed, Uphill, ISSI, and their Taiwan legal and financial advisors investigated various options to determine the most efficient restructuring plan that would comply with Taiwan’s PRC Investment Rules.
A step-by-step restructuring plan was prepared and agreed to by ISSI and Uphill, and an amendment to the Merger Agreement was executed and filed with the
SEC in a Form 8-K on April 28, 2015.

Uphill Merger Agreement

ISSI Integrated Silicon Solution, Inc.
Advanced Memory Solutions
Quality, Service, and Support

The plan includes restructuring the four legal entities such that the activities that cannot be controlled by a PRC investor
would be combined into one legal entity.
That legal entity would then be sold to a non-PRC investor.  The remaining activities would be on the Positive List, can be controlled by a PRC investor, and would remain within ISSI.
ISSI has begun implementing the restructuring plan and expects to have it completed in the third calendar quarter of 2015.
A highly regarded non-PRC company has been identified to purchase the entity that would be sold. ISSI expects to execute an agreement with that party in the near future.
ISSI has reviewed and discussed its plan with certain representatives of the
Taiwan government and received positive feedback. ISSI expects to obtain the necessary Taiwan government approvals in the third calendar quarter of 2015.
Based on our extensive research and consultation, we believe there is low risk of Taiwan approvals impacting the merger closing.

ISSI/Uphill Taiwan Restructuring Plan

Price difference
Uphill $21.00; Cypress
$20.25, or 3.75% premium
Targeted Closing
Uphill:
Third Quarter 2015
Cypress: Estimated March 2016
Uphill:
CFIUS Assessment
Believed to be low risk; Merger Agreement provides for
mitigation in excess of revenue in question
Uphill:
Taiwan Assessment
Initial response from government is positive; buyer identified for assets,
executing restructuring plan

Summary

The ISSI board of directors unanimously recommends that the stockholders approve the Uphill Investment Co. Merger Agreement and related matters. 26 Board Recommendation